                                                                    Exhibit 23.1

                        CONSENT OF INDEPENDENT AUDITORS

        We consent to the incorporation by reference in the Registration Statement on Form S-8 of Multex.com, Inc. for the registration of 4,161,375 shares of its common stock pertaining to the 1999 Stock Option Plan and 1999 Employee Stock Purchase Plan of Multex.com, Inc., of our reports dated January 29, 1999 except for Note 14 as to which the date is March 9, 1999, with respect to the consolidated financial statements and schedule of Multex.com, Inc. included in its Registration Statement (Form S-1 No. 333-70693), filed with the Securities and Exchange Commission.

                                        ERNST & YOUNG LLP


New York, New York
March 26, 1999